UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2016

FTD Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35901	32-0255852
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3113 Woodcreek Drive Downers Grove, Illinois 60515 (Address of Principal Executive Offices) (ZIP Code)

Telephone: (630) 719-7800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On December 13, 2016, FTD Companies, Inc. (the “Company”) announced the appointment of Stephen Tucker, 49, as Executive Vice President, effective December 12, 2016, and Chief Financial Officer of the Company, effective January 1, 2017. With this appointment, Mr. Tucker will be the Company’s principal financial officer and principal accounting officer as of January 1, 2017.

Since July 2015, Mr. Tucker has served as the Senior Vice President of Financial Operations at AT&T.  From January 2014 until AT&T’s acquisition of DIRECTV in July 2015, Mr. Tucker served as Senior Vice President, Financial Operations at DIRECTV.  From January 2012 to December 2013, Mr. Tucker held the role of Senior Vice President, Business Operations and, from November 2009 to December 2011, Chief Financial Officer, for DIRECTV Sports Networks. From February 2008 to November 2009, Mr. Tucker was the Chief Financial Officer of Liberty Sports Holdings. Prior to joining Liberty Sports Holdings, Mr. Tucker was the Chief Financial Officer for Fun Technologies and an audit partner with KPMG. Mr. Tucker is a Certified Public Accountant in the United States as well as a Chartered Professional Accountant in Canada and has a bachelor’s degree in business administration from Simon Fraser University.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Tucker and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer.  There is no arrangement or understanding between Mr. Tucker and any other person pursuant to which Mr. Tucker was appointed.  There are no transactions in which Mr. Tucker has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Tucker’s appointment, the Company entered into an employment agreement with Mr. Tucker dated December 12, 2016 (the “Employment Agreement”).  Pursuant to the Employment Agreement, Mr. Tucker is eligible to receive a base salary of $450,000 per year and an annual bonus of 100% of base salary, subject to certain corporate and individual performance criteria.  A 75% bonus payout is guaranteed for fiscal year 2017.   Mr. Tucker is also eligible to participate in all cash and equity incentive, 401(k), retirement and welfare benefit plans, policies and arrangements generally applicable to the Company’s other similarly-situated executive officers.  In addition, Mr. Tucker will receive relocation and temporary housing assistance in accordance with the Company’s policies. The Employment Agreement provides for an initial three-year term, which will be automatically renewed for additional successive one-year terms, subject to either party’s right to terminate upon 180 days’ notice of non-renewal. A notice of non-renewal from the Company will be construed as a termination without cause and would trigger a severance payment and extended health care coverage, as discussed below.

Pursuant to the Employment Agreement, if Mr. Tucker’s employment is terminated without cause, or he resigns for good reason, other than in connection with a change in control of the Company, then he will receive an additional 12 months of vesting credit under his outstanding equity awards. The Employment Agreement also provides that if Mr. Tucker’s employment is terminated without cause, or he resigns for good reason in connection with a change in control, then his outstanding equity awards will vest in full. If Mr. Tucker’s employment is terminated without cause, or he resigns for good reason (whether or not in connection with a change in control), then he will be entitled to a severance payment equal to the sum of two times his then-current annual base salary. Mr. Tucker will also be entitled to any earned but unpaid bonus for the fiscal year preceding his termination and a prorated bonus for the year of termination based on the actual level of performance goal attainment, as well as eligibility to receive, for a period of 12 months following the date of termination, reimbursement for COBRA health care continuation coverage expenses. If Mr. Tucker’s employment is terminated due to his death or disability, then he will receive an additional 12 months of vesting credit under his outstanding equity awards.

In addition, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved a grant to Mr. Tucker of 20,000 shares of restricted stock units (“RSUs”). The RSUs will vest in four equal annual installments beginning one year after the date of grant, subject to Mr. Tucker’s continuous employment with the Company.  The Committee also approved a one-time grant to Mr. Tucker of 250,000 options to purchase shares of the Company’s common stock at an exercise price of equal to the closing price of the Company’s common stock on the grant date.  The stock options will vest in four equal annual installments beginning one year after the date of grant, and will expire after seven years.

Employment Agreement Amendments

On December 12, 2016, Florists’ Transworld Delivery, Inc. (a wholly owned subsidiary of the Company, and, together with the Company, “FTD”) and the Company entered into certain amendments to the employment agreements of Tom D. Moeller, Executive Vice President, Florist Division, and Scott D. Levin, Executive Vice President and General Counsel, respectively.

Employment Agreement of Mr. Moeller

Mr. Moeller’s employment agreement provides for automatically renewing one-year terms, subject to FTD’s right to terminate upon 90 days’ notice of non-renewal.  As amended, Mr. Moeller’s employment agreement provides that a notice of non-renewal from FTD will be construed as a termination “without cause” and would trigger a severance payment.

Employment Agreement of Mr. Levin

Mr. Levin’s employment agreement was amended to provide for automatically renewing one-year terms following the expiration of the initial term on December 31, 2019, subject to FTD’s right to terminate upon 180 days’ notice of non-renewal.  As amended, Mr. Levin’s employment agreement provides that a notice of non-renewal from FTD will be construed as a termination “without cause” and would trigger a severance payment.  In addition, any involuntary termination of Mr. Levin would trigger the full vesting on an accelerated basis of all non-vested shares of the Company’s common stock at the time subject to equity awards held by Mr. Levin.  The amended employment agreement also extends to 12 months the period in which Mr. Levin may exercise vested stock options upon an involuntary termination.

*  *  *  *  *

The foregoing is not a complete description of the Employment Agreement or Mr. Moeller’s and Mr. Levin’s employment agreement amendments and is qualified in its entirety by reference to the full text of the Employment Agreement and such amendments, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2016.

Item 7.01Regulation FD Disclosure.

In connection with the announcement of Mr. Tucker’s appointment, the Company issued a press release.  A copy of the press release is furnished as Exhibit 99.1 to this report.  The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit	Description
99.1	Press Release of FTD Companies, Inc., dated December 13, 2016

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD COMPANIES, INC.
Dated:	December 15, 2016	By:	/s/ Scott D. Levin
			Name:	Scott D. Levin
			Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of FTD Companies, Inc., dated December 13, 2016